Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Health Alternatives, Inc. (the
"Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Richard
E. McDonald, Principal Financial Officer of the Company, certify, pursuant to
18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of Section 13(a) or 15(d)
          of the Securities Exchange Act of 1934, as amended; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
          Company.

/s/ Richard E. McDonald
Richard E. McDonald
Chief Financial Officer

August 13, 2003